UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 7, 2005

Date of report (Date of earliest event reported)

Supertel Hospitality, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia

(State or Other Jurisdiction of Incorporation)

0-25060	52-1889548
(Commission File Number)	(IRS Employer Identification No.)

309 North Fifth Street Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On November 9, 2005, Supertel Hospitality, Inc. filed a current report on Form 8-K to report on the acquisition of five of the six hotels under contract to be purchased from Independent Property Operators of America, LLC (“IPOA”). This amendment is filed to report on the acquisition of the sixth hotel and to provide the required financial statements of the business acquired and pro forma financial information.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed, Supertel Limited Partnership (a limited partnership 94% owned by Supertel Hospitality) agreed on September 12, 2005 to purchase six hotels from IPOA. SPPR – Hotels, LLC, a single-purpose bankruptcy remote entity 99% owned by Supertel Limited Partnership and 1% owned by SPPR – Holdings, Inc. (a wholly owned subsidiary of Supertel Hospitality), closed on the acquisition of five of those hotels on November 7, 2005. On November 30, 2005, SPPR – South Bend, LLC (“SPPR”), a single-purpose bankruptcy remote entity 100% owned by Supertel Limited Partnership, acquired the sixth hotel from IPOA, a Comfort Suites in South Bend, Indiana. The $12,080,000 purchase price for the South Bend hotel was funded thru the assumption of an approximate $6.1 million promissory note payable to GE Capital Franchise Finance Corporation (“GE Capital”), a $3.0 million promissory note payable to IPOA and approximately $2.98 million of borrowings from Supertel Hospitality’s existing credit facilities with Great Western Bank.

The GE Capital note assumed in connection with the acquisition of the South Bend hotel was entered into in May 2002 and requires monthly principal and interest payments based on a 20 year amortization with the principal balance due and payable on June 1, 2012. The GE Capital note bears interest at a variable rate of one-month LIBOR plus 3.32%, reset monthly. The GE Capital note continues to be secured by an existing mortgage on the South Bend hotel in favor of GE Capital. The IPOA note given in connection with the acquisition of the South Bend hotel is due on November 30, 2006, requires a lump sum payment of principal at maturity, does not bear interest prior to maturity and is guaranteed by Supertel Hospitality.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 2.01 of this report is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The audited financial statements for the years ended December 31, 2004 and 2003 and the unaudited financial statements for the nine months ended September 30, 2005 for the hotels acquired from IPOA are included in Exhibit 99.1 to this report and incorporated herein by reference.

(b)	Pro Forma Financial Information.

The pro forma financial information on the IPOA hotels acquisition is included in Exhibit 99.2 to this report and incorporated herein by reference.

(c)	Exhibits.

23.1	Consent of Wells, Coleman & Company, L.L.P.

99.1	Audited financial statements for the years ended December 31, 2004 and 2003 and unaudited financial statements for the nine months ended September 30, 2005 for the hotels acquired from IPOA.

99.2	Pro forma financial information on the IPOA hotels acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Supertel Hospitality, Inc.

Date: December 1, 2005	By:	/s/ Donavon A. Heimes
	Name:	Donavon A. Heimes
	Title:	Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit	Description	Page. No.
23.1	Consent of Wells, Coleman & Company, L.L.P.

99.1	Audited financial statements for the years ended December 31, 2004 and 2003 and unaudited financial statements for the nine months ended September 30, 2005 for the hotels acquired from IPOA

99.2	Pro forma financial information on the IPOA hotels acquisition